                                                                      EXHIBIT 21

                 Subsidiaries of Dreyer's Grand Ice Cream, Inc.

        Name                                     Jurisdiction
        ----                                     ------------
Edy's Grand Ice Cream                            California

Edy's of Illinois, Inc.(1)                       Illinois

Dreyer's International, Inc.                     U.S. Virgin Islands

Grand Soft Capital Company                       California

Grand Soft Equipment Company                     Kentucky

(1)     Subsidiary of Edy's Grand Ice Cream